SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2002


                           MICRON ENVIRO SYSTEMS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number:  000-30258
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(Former name or former address,                              (Zip Code)
if changed since last report.)


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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5.  OTHER EVENTS

We are pleased to announce that we have acquired a 5% working interest in an oil and gas target. This interest is located in Kern County, California in the prolific San Joaquin Valley.

California's San Joaquin Valley hosts 5 of the top 25 largest fields in the United States. Around 30,000 producing wells in Kern County alone provide approximately 62% of California's oil production and approximately 9% of the national output. For industry experts this is not surprising because the geological conditions for oil and gas entrapment in the San Joaquin Valley are among the best in the Western Hemisphere.




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This  acquisition  includes an interest  in a producing  well that is  currently producing from the Stevens Sands formation within the Bakersfield Arch. We acquired a non-consented interest, which will enable us to start to receive revenue from this well once the well has paid out 400% of its costs.

The Stevens Sands on the Bakersfield Arch in the southern San Joaquin basin has produced over one billion barrels of oil and one trillion cubic feet of gas over the last 70 years. The Pioneer Canal field lies in the central area of the Bakersfield Arch and is surrounded by large productive fields. Every one of these fields is still in production today and active exploration efforts continue in this prolific reservoir.

Jeffrey K. Vaughan, certified petroleum geologist #5066 states, "This is a premier exploration play for over 40 MMBOE (million barrels of oil equivalent) with all the pre-requisites (proven producing geological structure, excellent oil and gas shows) of what is turning out to be one of the hottest exploration targets in the western US." There is currently no date set for the drilling of the prospect, as a well has not yet been nominated.

In regards to the Z1 Well, on the Green Ranch Prospect located in Stephens County, Texas, the operator has informed us that the removal of the water injected into the well for the frac that was recently successfully performed is continuing on the expected schedule. Currently 567 barrels of the 1580 barrels of water injected into the well have been removed.

Bernard McDougall, our President states, "This is a great addition to our growing inventory of oil and gas projects. This project continues along our lines of taking on projects that have tremendous upside potential while trying to minimize the risks associated with drilling for oil and gas. Kern County has proven to be one of the most productive regions in North America and we are ecstatic to be able to acquire some property within this area. When you consider President Bush's mandate to develop domestic oil and gas reserves, we feel that the oil and gas exploration market will continue to grow over the next decade and our long-term corporate goal is to participate within this growth."


ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS

Not Applicable.


ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9.  REGULATION FD DISCLOSURE

Not Applicable.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
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Bernard McDougall
President & Director

Date:   October 11, 2002

























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